Valeritas Announces that V-Go® Insulin Delivery Device Has Launched in Australia

BRIDGEWATER, New Jersey, August 23, 2018 --- Valeritas Holdings, Inc. (NASDAQ: VLRX), a medical technology company and maker of V-Go® Wearable Insulin Delivery device, a simple, affordable, all-inone insulin delivery option that is worn like a patch for patients with diabetes, today announced V-Go has launched and is now available in Australia through its previously disclosed exclusive distribution agreement with AMSL Diabetes.

“We are pleased to announce V-Go Wearable Insulin Delivery device is now available for patients with type 2 diabetes in Australia,” said Valeritas CEO, John Timberlake. “Australia is the second and largest country outside of the United States in which our flagship product V-Go has been launched, and we are excited V-Go will be demonstrated to physicians and patients during the Australia Diabetes Society meeting in Adelaide this week.”

Through the distribution agreement, Valeritas will retain responsibility for product development, regulatory approval, quality management, and manufacturing while AMSL Diabetes will be responsible for sales, marketing, customer support, and distribution activities in Australia.

About Valeritas Holdings, Inc.

Valeritas is a commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies. Valeritas’ flagship product, V-Go® Wearable Insulin Delivery device, is a simple, affordable, all-in-one basal-bolus insulin delivery option for patients with diabetes that is worn like a patch and can eliminate the need for taking multiple daily shots. V-Go administers a continuous preset basal rate of insulin over 24 hours, and it provides discreet on-demand bolus dosing at mealtimes. It is the only basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Marlborough, Massachusetts.

More information is available at www.valeritas.com and our Twitter feed
@Valeritas_US, www.twitter.com/Valeritas_US.

About AMSL

AMSL is an affiliated private entity operating exclusively in Australia and has been involved in the provision of hi-tech medical devices and pharmaceuticals since the early 1980s. The company has been involved in the Australia diabetes arena for many years and has introduced many innovations in the fields of insulin delivery and blood glucose monitoring systems that have enabled thousands of people living with diabetes to enjoy a better quality of life and reduce their risk of long-term complications.

Forward-Looking Statements

This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the V-Go® Wearable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Statements or claims made by third parties regarding the efficacy or functionality of V-Go as compared to other products are statements made by such individual and should not be taken as evidence of clinical trial results supporting such statements or claims. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov.

Investor Contacts:
Lynn Pieper Lewis or Greg Chodaczek
Gilmartin Group
646-924-1769
ir@valeritas.com

Media Contact:
Kevin Knight
Knight Marketing Communications, Ltd.
206-451-4823
pr@valeritas.com